UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2019

REMARO GROUP CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-215000	36-4833921
(State of Other Jurisdiction)	(Commission File Number)	(IRS Employer Identification Number)

8670 W. Cheyenne Avenue, Las Vegas, NV 89129

(Address of principal executive offices, including zip code)

888-266-6370

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	REMO	OTC Markets

 Item 5.01 Changes in Control of Registrant

On December 12, 2019, Marina Funt, the Registrant’s principal shareholder, Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and Director, consummated the sale of Ms. Funt’s 8,000,000 shares (the “Shares”) of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) to Boomer Natural Wellness, Inc. The acquisition of the Shares, which represent approximately 76% of the Registrant’s shares of outstanding Common Stock, resulted in a change in control of the Registrant. In connection with the sale of the Shares, Ms. Funt waived, forgave and discharged any indebtedness of any kind owed to her by the Registrant.

Security Ownership of Certain Beneficial Owners and Management

Following the change in control, the following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of December 12, 2019 by (1) all persons who are beneficial owners of 5% or more of our voting securities, (2) each director, (3) each executive officer, and (4) all directors and executive officers as a group. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 10,511,000 shares of Common Stock issued and outstanding.

Name and address of beneficial owner	Amount of beneficial ownership	Percent of class

Boomer Natural Wellness, Inc.	8,000,000	76.11%

 Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers.

Also on December 12, 2019, in connection with the sale of the Shares, Daniel Capri was appointed a Director of the Registrant and, upon Ms. Funt’s resignation, was appointed to serve as the Registrant’s President, Treasurer and Secretary.

Daniel Capri, 69, Director, President, Treasurer and  Secretary. Mr. Capri has served as the President of Boomer Naturals, Inc. since June 2019. Prior thereto and from June 2019, Mr. Capri served as the Managing Member of Internet Business Consultants of Nevada (IBC), an ecommerce advisory, a company located in Las Vegas, Nevada. Mr. Capri was part of the founding team at Xyience, a leading supplement and energy drink company. Mr. Capri has been the owner and Founder of Whale Sports, a sports advisory service since its inception in 2017, helping to grow sales from zero to over a million dollars in revenue in its first year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMARO GROUP CORP.
Date: December 17, 2019	By:	/s/ Daniel Capri
Name: Daniel Capri
Title: President